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                                                                 Exhibit 10.2(a)
                                               Form of Employee Option Agreement
                                                - Performance Accelerated ISO --
                                          Under 2002 Incentive Compensation Plan

                        HORACE MANN EDUCATORS CORPORATION

                        2002 Incentive Compensation Plan

                             Stock Option Agreement

         This Stock Option Agreement (the "Agreement") confirms the grant on _________ __, ____ (the "Grant Date") by HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (the "Company"), to _______________ ("Employee") of an incentive stock option (the "Option") to purchase shares of Common Stock, par value $.001 per share (the "Shares"), as follows:

         Shares purchasable:        ________________ Shares
         Exercise Price:             $______________ per Share

         Option vests and becomes exercisable: As to all of the Shares on __________, ____; provided that portions of the Option will vest and become cumulatively exercisable ("Accelerated Vesting") if and to the extent that the performance goals set forth under the Company's Long-Term Incentive Plan have been achieved for the specified performance year. As specified on Attachment A hereto, for each year in the period ____ - ____, a level of achievement of performance targets, based __% on_________________ and __% on ____________________, will be determined by the Committee. This level of achievement (the "Achievement Level") will be expressed as a percentage of target level performance (blending ____ and ____ performance), ranging from __% if the "threshold" level of performance is achieved to ____% if the "target" level of performance is achieved to ___% if the "maximum" level is achieved or exceeded. If the calculated Achievement Level for any year would be less than __%, the Achievement Level will be deemed to be __, and no Accelerated Vesting will result for that year. Straight-line interpolation will apply if the level of achievement of ________ or _______ is less than "target," based on the "threshold" and "target" datapoints, or between "target" and "maximum" based on those datapoints. The Committee will determine the Achievement Level following the completion of the audit of the Company's financial statements for the performance year, with any resulting Accelerated Vesting effective at the date of such determination. Committee determinations of the Achievement Level under the Long-Term Incentive Plan and all other matters hereunder will be final. The portion of the Option, expressed as a percentage of the total number of Shares purchasable under the Option, subject to Accelerated Vesting in each year will be as follows:

                                             Portion of Option Subject
         Performance Year                      to Accelerated Vesting
         ----------------                      ----------------------
                ____                        __% times the Achievement Level
                ____                        __% times the Achievement Level
                ____                        __% times the Achievement Level

         provided, however, that the portion of the Option subject to Accelerated Vesting in ____ in no event will exceed the then remaining unvested portion of the Option. In addition to possible Accelerated Vesting, the Option will become immediately vested and exercisable upon the occurrence of certain events relating to Termination of Employment, in accordance with Section 4 hereof. (Note: If the portion of this Option and any previously granted incentive stock option which vests in any one year has an aggregate exercise price in excess of $100,000, that portion of this Option in excess of that $100,000 aggregate vesting limit will not qualify as an incentive stock option but will be treated as a vested non-qualified stock option.)

         Expiration Date: _______ __, ____ (the "Stated Expiration Date") or, in the event Employee's employment by the Company and its subsidiaries terminates earlier, the date the Option ceases to

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         be exercisable under Section 4 hereof.

         The Option is subject to the terms and conditions of the 2002 Incentive Compensation Plan (the "Plan") and this Agreement, including the Terms and Conditions of Option Grant attached hereto and deemed a part hereof. The number and kind of shares purchasable, the Exercise Price, and other terms and conditions are subject to adjustment in accordance with Section 11(c) of the Plan.

         Employee acknowledges and agrees that (i) the Option is nontransferable, except as provided in Section 6 hereof and Section 11(b) of the Plan, (ii) the Option is subject to forfeiture in the event of Employee's termination of employment in certain circumstances, as specified in Section 4 hereof, and (iii) sales of Shares will be subject to the Company's policies regulating trading by employees.

         IN WITNESS WHEREOF, HORACE MANN EDUCATORS CORPORATION has caused this Agreement to be executed by its officer thereunto duly authorized.

                                                      HORACE MANN EDUCATORS
                                                       CORPORATION

                                                      By:_____________________

                                                         [Name]
                                                         [Title]



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                      TERMS AND CONDITIONS OF OPTION GRANT

         The following Terms and Conditions apply to the Option granted to Employee by HORACE MANN EDUCATORS CORPORATION (the "Company"), as specified on the preceding page. Certain specific terms of the Option, including the number of shares purchasable, vesting and Expiration Date, and Exercise Price, are set forth on the preceding page.

         1. General. The Option is granted to Employee under the Company's 2002 Incentive Compensation Plan (the "Plan"), which has been previously delivered to Employee and/or is available upon request to the Corporate Benefits Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Option, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Compensation Committee of the Company's Board of Directors (the "Committee") made from time to time. The Option is an incentive stock option as defined under
Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent possible, and any portion that does not so qualify is a non-qualified stock option.

         2. Right to Exercise Option. Subject to all applicable laws, rules, regulations and the terms of the Plan and this Agreement, Employee may exercise the Option only after the time and to the extent the Option has become vested and exercisable and prior to the Expiration Date of the Option.

         3. Method of Exercise. To exercise the Option, Employee must (a) give written notice to the Vice President, Corporate Benefits of the Company, which notice shall specifically refer to this Agreement, state the number of Shares as to which the Option is being exercised, the name in which he or she wishes the Shares to be issued, and be signed by Employee, and (b) pay in full to the Company the Exercise Price of the Option for the number of Shares being purchased either (i) in cash (including by check), payable in United States dollars, (ii), by delivery of Shares already owned by Employee (which Shares must have been held for at least six months if they were acquired under a Company plan and are not considered to be "mature" shares for accounting purposes) having a fair market value, determined as of the date the Option is exercised, equal to all or the part of the aggregate Exercise Price being paid in this way, or (iii) in any other manner then permitted by the Committee. Once Employee gives notice of exercise, such notice may not be revoked. When Employee exercises the Option, or part thereof, the Company will transfer Shares (or make a non-certificated credit) to Employee's brokerage account at a designated securities brokerage firm or otherwise deliver Shares to Employee. No Employee or Beneficiary shall have at any time any rights with respect to Shares covered by this Agreement prior to the valid exercise and full payment for the Shares as specified herein, and no adjustment shall be made for dividends or other rights for which the record date is prior to such valid exercise and payment.

         4. Termination Provisions. The following provisions will govern the vesting, exercisability and expiration of the Option in the event of termination of Employee's employment, unless the Committee determines to provide more favorable terms; provided, however, that the vesting, exercisability and expiration of the Option provided under Section 9(a)(iii) of the Plan, relating to certain Terminations following a Change of Control, shall apply to the extent that the provisions of Section 9(a)(iii) would be more favorable to Employee, except as limited under Subsection (h) below:

            (a) Death. In the event of Employee's Termination of
         Employment due to death, the Option, to the extent then outstanding, will vest and become immediately exercisable in full, and will remain exercisable, in accordance with Section 11(b) of the Plan, until the earlier of one year after such death or the Stated Expiration Date. (Note: Exercise of the option more than three months after Termination would not qualify for favorable incentive stock option tax treatment.)

            (b) Disability. In the event of Employee's Termination of Employment due to Disability (as defined below), the Option, to the extent then outstanding, will vest and become immediately exercisable in full, and will remain exercisable until the earlier of one year after such Termination of Employment or the Stated Expiration Date. (Note: Certain Disabilities under the Plan may not

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     qualify as a "disability" under incentive stock option tax rules, so that exercise of the option more than three months after Termination would not qualify for favorable incentive stock option tax treatment.)

          (c) Retirement. In the event of Employee's Termination of Employment due to Retirement (as defined below), the Option, to the extent then outstanding, will vest and become immediately exercisable in full, and will remain exercisable until the earlier of five years after such Termination of Employment or the Stated Expiration Date. (Note: Exercise of the option more than three months after Termination would not qualify for favorable incentive stock option tax treatment.)

          (d) Termination by the Company Without Cause. In the event of Employee's Termination of Employment by the Company without Cause, the portion of the then-outstanding Option not vested and exercisable at the date of termination will be forfeited, and any portion of the then-outstanding Option that is vested and exercisable at the date of termination will expire at the earlier of three months after Termination of Employment or the Stated Expiration Date.

          (e) Termination by the Company for Cause. In the event of Employee's Termination of Employment by the Company for Cause (as defined below), the Option, whether or not then vested and exercisable, immediately will be forfeited and will expire.

          (f) Termination by the Employee Voluntarily. In the event of Employee's voluntary Termination of Employment, the portion of the then-outstanding Option not vested and exercisable at the date of termination will be forfeited, and any vested portion of the then-outstanding Option will expire immediately at the date of Termination of Employment.

          (g) Certain Definitions. The following definitions apply for purposes of this Agreement:

               (i) "Cause" means (A) the willful and continued failure by Employee to perform substantially his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee which specifically identifies the manner in which Employee has not substantially performed his duties,
          (B) the willful engagement by Employee in conduct which is not authorized by the Board of Directors of the Company or within the normal course of Employee's business decisions and is known by Employee to be materially detrimental to the best interests of the Company or any of its subsidiaries, or (C) the willful engagement by Employee in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of Employee to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company. The foregoing notwithstanding, in any case governed by Section 9 of the Plan (following a Change of Control), the definition set forth in
          Section 9(c) of the Plan shall govern.

               (ii) "Disability" means a disability entitling the Employee to long-term disability benefits under the Company's long-term disability policy as in effect at the date of Employee's Termination of Employment.

               (iii) "Retirement" means retirement from active employment with the Company or a subsidiary pursuant to the early or normal retirement provisions of the Company's or the subsidiary's qualified retirement plan.

               (iv) "Termination of Employment" means the earliest time at which Employee is not employed by the Company or a subsidiary of the Company and is not serving as a

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           non-employee director of the Company or a subsidiary of the Company.

           (h) Limitation on Acceleration of Certain Options Upon Termination Following a Change of Control. In the event of a Termination of Employment of Employee following a Change of Control, if Section 9(a)(iii) of the Plan or any other provision (an "Enhancement Provision") would apply so as to accelerate vesting of the Option or otherwise enhance the rights of Employee with respect to the exercise or expiration of the Option, and if Employee will be subject to a golden parachute excise tax under Section 4999 of the Internal Revenue Code (regardless of any rights to a gross-up payment from the Company or any other party), and if the amount of "parachute payments" resulting from the Enhancement Provision exceeds the intrinsic value of the Option (i.e., the "spread") at the date parachute payments would be measured for purposes of Section 4999, then the Enhancement Provision shall not apply to the Option except to the extent (if any) possible without Employee becoming subject to the golden parachute excise tax under Section 4999.

       5. Employee Representations and Warranties Upon Exercise. As a condition to the exercise of the Option, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation.

       6. Nontransferability. Employee may not transfer the Option or any rights thereunder to any third party other than by will or the laws of descent and distribution, and, during Employee's lifetime, only Employee or his or her duly appointed guardian or legal representative may exercise the Option, except for transfers to a Beneficiary in the event of death or as otherwise permitted and subject to the conditions under Section 11(b) of the Plan (note: these exceptions do not apply to portions of the Option that are incentive stock options).

       7.  Miscellaneous.

           (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Option shall be valid unless expressed in a written instrument executed by Employee.

           (b) No Promise of Employment. The Option and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

           (c) Governing Law. The validity, construction, and effect of this agreement shall be determined in accordance with the laws (including those governing contracts) of the state of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

           (d) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal executive offices, in care of the Vice President, Corporate Benefits, and any notice to the Employee shall be addressed to the Employee at Employee's address as then appearing in the records of the Company.

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                                                                    Attachment A

                         CORPORATE PERFORMANCE MEASURES
                        FOR THE LONG TERM INCENTIVE PLAN

Measure              Weight       ____ (__% Vesting)            ____ (___% Vesting)       ____ (_0% Vesting)
----------------------------------------------------------------------------------------------------------------
                                  Thres.  Target  Max.          Thres.  Target  Max.      Thres.  Target   Max.
                                  ------------------------------------------------------------------------------
-----------------     --%         $----   $----   $----         $----   $----   $----     $----     $----   $----

-----------------     --%         ----%   ----%   ----%         ----%   ----%   ----%     ----%     ----%   ----%

Note: Threshold payout is at __%. Target payout is at ___%. Maximum is at____%.

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